Ex. 10.1

BioLargo, Inc.
Engagement Extension Agreement
April 9, 2012

This Engagement Extension Agreement (the “Extension”) references the Engagement Agreement and Scope Letter dated February 1, 2008 (“2008 Agreement”) by and between CFO 911 (the “Advisor”) and BioLargo, Inc. (the “Company”), and the written extensions to that agreement (the “Prior Extensions”), pursuant to which Charles K. Dargan II is serving as the Company’s Chief Financial Officer. The parties desire to extend the terms of the prior agreements for a period of one year, pursuant to the terms of this Extension. The 2008 Agreement, the Prior Extensions, and this Extension are collectively referred to herein as the “Agreement”.

Except as expressly amended or modified herein, all terms and conditions set forth in the 2008 Agreement and Prior Extension are incorporated herein by this reference, and continue to be in full force and effect. Effective February 1, 2012, the Advisor and the Company hereby agree to extend the Term of the engagement as set forth in the 2008 Agreement for one year (the “Extended Term”), to expire January 31, 2013. Notwithstanding the foregoing, either party may terminate this Agreement upon 30 days’ written notice.

All terms regarding compensation to the Advisor are amended and replaced by the following. During the Extended Term, the Advisor shall receive the compensation as set forth in this Extension. The Company shall issue to Charles K. Dargan II an option (the “Option”) to purchase 300,000 shares of the Company’s common stock, pursuant to the Company’s 2007 Equity Incentive Plan. The Option shall vest over a period of 12 months, with 25,000 shares vesting upon execution of this Extension, and an additional 25,000 shares vesting each month thereafter, so long as this Agreement is in full force and effect, and with any such remaining unvested portion to vest on January 31, 2013. The Option shall be exercisable at $0.35 per share, and shall expire April 9, 2012.

AGREED TO AND ACCEPTED THIS 9th DAY OF APRIL, 2012
CFO 911 8055 W. Manchester Ave., Suite 405 Playa del Rey, CA 90232		BioLargo, Inc. 16150 Heron Avenue La Mirada, CA 90638

By:	/S/ CHARLES K. DARGAN II	By:	/S/ DENNIS P. CALVERT
Name: Mr. Charles K. Dargan II		Name: Mr. Dennis P. Calvert
Title: Chief Executive Officer		Title: President
Date Signed: April 9, 2012		Date Signed: April 9, 2012